SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 _______________

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          The Gabelli Equity Trust Inc.
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)


               Maryland                                  22-273-6509
 ----------------------------------------            -------------------
 (State of Incorporation or Organization)             (I.R.S. Employer
                                                     Identification no.)


       One Corporate Center
          Rye, New York                                 10580-1422
 ----------------------------------------              ------------
 (Address of principal executive offices)               (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                                     Name of each exchange
Title of each class                                  on which each class is
to be so registered                                  to be registered
-------------------                                  ----------------------
5.875% Series D Cumulative                           New York Stock Exchange
Preferred Stock

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-106081

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
-------------------------------------------------------------------------------
                               (Title of Class)


Item 1.  Description of Registrant's Securities to be Registered.

The section captioned "Description of Series D Preferred and Series E Auction Rate Preferred" in the Registrant's form of Prospectus filed as part of the Registrant's Registration Statement on Form N-2/A (No. 333-106081), dated October 2, 2003, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed with the Securities and Exchange
Commission:

(1) Form of Certificate for Common Shares (a)

(2) Articles of Incorporation of the Registrant(b)

(3) Specimen Certificate for 7.20% Tax Advantaged Series B Cumulative Preferred Stock("Series B Preferred")(c)

(4) Specimen Certificate for 5.875% Series D Cumulative Preferred Stock ("Series D Preferred") (d)

(5) Articles Supplementary for the Series B Preferred (c)

(6) Articles Supplementary defining the rights of holders of the Series D Preferred(d)





_________________
(a) Incorporated by reference from Exhibit 2(d)to Pre- Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File Nos.33-06146 and 811-4700) as filed with the Commission on August 14, 1986.

(b) Incorporated by reference from the Registrant's Pre-Effective Amendment No. 2 to the Fund's Registration Statement on Form N-2 Nos. 333-45951 and 811-4700; as filed with the Securities and Exchange Commission on February 10, 1998.

(c) Incorporated by reference from the Registrant's Pre-Effective Amendment No. 1 to the Fund's Registration Statement on Form N-2 Nos. 333-47012 and 811-4700; as filed with the Securities and Exchange Commission on June 11, 2001.

(d) Incorporated by reference to from the Registrant's Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2, File Nos. 333-106081 and 811-4700, as filed with the Securities and Exchange Commission on October 1, 2003

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            The Gabelli Equity Trust Inc.
                                            ------------------------------
                                                     (Registrant)



Date: October 6, 2003                       By: /s/ Gus Coutsorous
                                               ----------------------------
                                               Name:  Gus Coutsorous
                                               Title: Vice President
                                                      and Treasurer